Exhibit 99.1

Media Contact: Marissa Travaline (609) 561-9000 ext. 4227 mtravaline@sjindustries.com Investor Contact: Dan Fidell (609) 561-9000 ext. 7027 dfidell@sjindustries.com

FOR IMMEDIATE RELEASE

SJI Declares Quarterly Dividend

FOLSOM, NJ, April 27, 2020 – SJI’s (NYSE: SJI) board of directors declared its regular dividend of $0.29500 per share for the second quarter of 2020. The dividend is payable July 2, 2020 to shareholders of record at the close of business June 10, 2020. This is SJI’s 69th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

About SJI

SJI (NYSE: SJI), an energy services holding company based in Folsom, NJ, delivers safe, reliable, affordable natural gas service to approximately 700,000 customers in New Jersey and Maryland through its three regulated natural gas utilities - South Jersey Gas, Elizabethtown Gas and Elkton Gas. SJI’s non-utility businesses within South Jersey Energy Solutions promote efficiency, clean technology and renewable energy by providing customized wholesale commodity marketing and fuel management services. SJI Midstream houses the company’s interest in the PennEast Pipeline Project. Visit sjindustries.com for more information about SJI and its subsidiaries.

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